Exhibit 99.1

Pfizer Pharmaceuticals Cuts Purchase Order for First Phase

of Bulldog’s MiniBOSS™ Covert Supply Chain Security Solution

This action provides Pfizer with a technologically advanced facility to secure, track and protect high-value pharmaceutical products and also advances the company’s cost savings tool-set while providing the possibility of reduced rates for insurance coverage.

RICHMOND, British Columbia, November 18, 2005 – Bulldog Technologies Inc. (OTC:BB BLLD), premier designer and manufacturer of wireless security solutions and sensor networks that monitor, track and secure assets in the supply chain announced today that, after an intensive and successful two month trial, Pfizer Pharmaceuticals Global Manufacturing has commenced ordering Bulldog’s MiniBOSS™ for the purpose of securing and monitoring high-value pharmaceuticals as they travel through Pfizer’s supply chain. Pfizer will integrate the MiniBOSS™ into their North American supply chain during phase one, to be followed by expanded distribution-point deployment.

Pfizer discovers, develops, manufactures and distributes leading prescription medicines and sells many of the world’s best known and respected brands. The company has three business segments: health care, animal care and consumer health care. Headquartered in New York, Pfizer’s products are available in more than 150 countries and generate estimated annual revenue of $52.5 billion.

After competitive testing in real world conditions throughout the Northeastern United States, Pfizer has awarded the purchase order to Bulldog Technologies. Pfizer found that only the Bulldog MiniBOSS™ met or exceeded Pfizer’s standards for securing and tracking high-value pharmaceutical shipments throughout the contiguous United States. Interestingly, the MiniBOSS™ was available to Pfizer at significant savings when compared to competitive products.

The Bulldog MiniBOSS™ is a cellular based true AGPS covert asset location and recovery device. It is designed to work in conjunction with Bulldog’s web-based software, allowing users to securely track their shipments using a standard PC.

The MiniBOSS™ is designed to be covertly placed in valuable and/or sensitive shipments and will enable Pfizer to track, locate and maintain contact with individual shipments, as mandated by its security and logistics management teams.

Since the MiniBOSS™ operates on an AGPS platform, its signal sensitivity is many times that of previous technologies. Additionally, the MiniBOSS™ can rely on both cellular tower triangulation and GPS satellite location to pinpoint the location of transportable materials throughout North America and, in fact, over most of the world.

John Cockburn, President and CEO of Bulldog Technologies said today, “This much anticipated news is outstanding in that it allows Pfizer to benefit immediately while readying itself for larger scale implementation of Bulldog’s products and, as importantly, it shows the way for other Pharmaceutical companies who may wish to protect their own valuable goods in a similar fashion. Having Pfizer Global Manufacturing join us as a customer is an important milestone for Bulldog Technologies. We are excited about the opportunities available to Bulldog in the pharmaceutical market and we are proud to have been selected by Pfizer to assist in protecting their supply chain. Advanced technology such as the MiniBOSS™ is an important factor in securing and protecting the world’s high-value and critical products from tampering and theft.”

For further information, visit Pfizer on the web at www.pfizer.com

About Bulldog Technologies

Bulldog is a designer and manufacturer of wireless security solutions and sensor networks, BOSSTM (Bulldog Online Security Solution), that monitor and secure valuable cargo in the global supply chain. Bulldog’s solutions use advanced wireless technologies and easy to use web-based software to track, monitor and secure goods in transit, stored in distribution centers, in ports and holding yards.

For further information, visit Bulldog on the Web at http://www.bulldog-tech.com

Press Contact

Bulldog Technologies Inc.

Jan Roscovich

(604) 271-8656

Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.